                            STOCK PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT ("Agreement") is entered into as of December 31, 1997 among Bear Stearns Acquisition Corp. XVI ("Buyer"), Reliance National (U.K.) Ltd. ("RNUK") and Reliance Insurance Company ("RIC", and together with RNUK, "Sellers").

                                 R E C I T A L S

         WHEREAS, Sellers own all of the outstanding Common Stock, par value $.50 per share (the "Common Stock"), of Prometheus Funding Corp. ("Prometheus") free and clear of all liens; and

         WHEREAS, Sellers wish to sell, and Buyer wishes to purchase, the Common Stock.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the matters recited above, and the mutual covenants and agreements contained herein, the parties to this Agreement hereby agree as follows:

         1. Sale and Purchase of the Common Stock. Subject to all terms and conditions of this Agreement and effective upon receipt by Sellers of the Purchase Price (as defined below), Sellers hereby irrevocably sell and transfer to Buyer all of Sellers' right, title, and interest in and to the Common Stock, free and clear of all liens and encumbrances of any nature whatsoever, other than applicable registration requirements under federal and state securities laws with respect to the resale of the Common Stock. The sale of the Common Stock is without any representation or warranty, express or implied, except as expressly set forth in this Agreement. Sellers will deliver to Buyer certificates representing the Common Stock, duly registered in the name of Buyer with all signatures guaranteed. Sellers will pay any transfer taxes required to be paid in connection with the transfer of the Common Stock.

         2. Purchase Price. Upon receipt by Buyer of the certificates representing the Common Stock, Buyer hereby agrees to pay to Sellers on the date hereof (the "Closing Date") the amount of $7,454,000 (the "Purchase Price"). The Purchase Price shall be paid in immediately available U.S. dollar funds by wire transfer to the accounts of Sellers as provided to Buyer under separate cover, which shall be allocated to Sellers pro rata in accordance with their respective ownership of the Common Stock.

         3. Representations and Warranties of Both Buyer and Sellers.

(a) Each party to this Agreement represents and warrants that no registration or filing with, notice to, or consent or approval of, or any other action by any federal, state or other governmental agency, authority or regulatory body, foreign or domestic, or any other person is required to be made or obtained by such party for or in connection with the due execution, delivery and performance of this Agreement by such party.

(b) Each party to this Agreement represents and warrants that no proceedings are pending and, to the best of such party's knowledge, no proceeding is threatened against or affecting such party, before any federal, state or other governmental agency, authority, administrative or regulatory body, arbitrator, court or other tribunal, foreign or domestic, that individually or in the aggregate could adversely affect any action taken or to be taken by such party under this Agreement.

(c) Each party to this Agreement represents and warrants that it (i) has become a party hereto solely in reliance upon its independent investigation of Prometheus, this Agreement, all applicable laws and regulations, and all aspects of the transactions evidenced by or referred to in this Agreement as it deemed necessary or appropriate, except that each party acknowledges that the other party is relying on the representations, warranties, covenants, agreements and indemnities contained in this Agreement, (ii) is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended, (iii) has substantial experience in making investments of the type contemplated by this Agreement, (iv) is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, and (v) has received and reviewed copies of such information including, without limitation, the representations and warranties referred to herein as is necessary or appropriate to enable it to decide whether to enter into this Agreement.

(d) Each party to this Agreement represents and warrants that (i) it has full power and authority to enter into this Agreement and to perform its obligations under this Agreement in accordance with the terms of this Agreement, (ii) this Agreement has been duly authorized, executed and delivered by such party and such action and the performance of its obligations hereunder will not violate any provision of its charter, bylaws, any contract to which it is a party, or any law, rule, regulation, order, writ, judgment, decree, determination or award applicable to it, and (iii) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

(e) Each party to this Agreement acknowledges and agrees that neither the other party nor any director, officer, agent, employee, legal counsel or other representative of the other has made or given any representation, indemnity or warranty, express or implied, of any kind or character with respect to Prometheus, any applicable law or regulation, this Agreement, the transactions contemplated by this Agreement or any other matter, except as expressly set forth in this Agreement.

(f) Each party to this Agreement represents and warrants that (i) it has not retained a broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, and
         (ii) there are no claims or rights against it for brokerage commissions or finder's fees in connection with this Agreement or the transactions contemplated by this Agreement except that Sellers have engaged Bear Stearns & Co. Inc. as their financial advisor and are responsible for the fees thereof.

         4. Representations and Warranties of Sellers. Sellers, jointly and severally, represent, warrant and covenant to Buyer as follows:

(a) Prometheus is duly organized, validly existing and in good standing under the laws of the State of Delaware. Prometheus has the requisite power and authority to carry on its business as presently conducted.

(b) Except as listed in Schedule 4(b) of the Sellers' letter of even date hereof (the "Sellers' Letter"), there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of Prometheus or Sellers, threatened in any court or before any governmental or regulatory authority, agency, commission or official, or any arbitration panel, against Prometheus or its subsidiaries. Neither Prometheus nor any of its subsidiaries is in default with respect to any order, writ, injunction or decree of any court or other governmental or regulatory authority, agency, commission or official.

(c) Neither Prometheus nor any of its subsidiaries has any employees or, except as described in Schedule 4(c) of the Sellers' Letter, is a party to or bound by any (i) employment contracts for any officers or employees, (ii) stock option or stock appreciation plans or arrangements, (iii) employee benefit plans, or other plans maintained for the benefit of employees, whether subject to the Employee Retirement Income Security Act of 1974, as amended, or otherwise, (iv) profit sharing, bonus, incentive compensation, deferred compensation, severance pay, pension, retirement or any similar employee benefit plans or agreements, or (v) contracts with any labor union.

(d) Prometheus has authorized capital stock consisting of 200 shares of Common Stock. There are 100.57 shares of the Common Stock issued and outstanding, 78.57 shares of which are beneficially owned by RIC and 22 shares of which are beneficially owned by RNUK. All of the Common Stock has been duly and validly issued, is fully paid and non-assessable, and is owned by Sellers, free and clear of all liens, charges, claims and encumbrances. There are no preemptive or similar rights to purchase or otherwise acquire the Common Stock pursuant to any provisions of law, the Certificate of Incorporation and/or by any other agreement. There are no outstanding rights, subscriptions, warrants, options, conversion rights or agreements of any kind to issue, purchase or otherwise acquire any capital stock of Prometheus or any securities or other instruments convertible into capital stock of Prometheus or any agreements relating to the voting or other matters relating to such capital stock.


(e) There are no outstanding declarations or any undistributed payments of dividends or other distributions with respect to the capital stock of Prometheus.

(f) Except as described in Schedule 4(f) of the Sellers' Letter, neither Prometheus nor any of its subsidiaries is a party to any contract, mortgage, indenture, note, guaranty, lease or agreement of any kind for which it or they may be subject to any liability.

(g) The total assets of Prometheus consist only of cash and securities of the types, quality and maturities listed in Schedule 4(g) of the Sellers' Letter.

(h) Prometheus has never been included in the consolidated returns of either Seller or any parent of either Seller. All taxes in respect of periods beginning before the date hereof, have been paid, or an adequate reserve has been established therefor on the books and records of Prometheus.

         There are no liens for taxes (other than for current taxes not yet due and payable) on the assets of Prometheus.

(i) Sellers have previously delivered to Buyer the audited balance sheet of Prometheus as of December 31, 1996 (the "Audited Balance Sheet") and the related statements of cash flow, income and changes in shareholders' equity of Prometheus for the fiscal year then ended (collectively, the "Audited Financial Statements"). Sellers have also previously delivered to the Buyer the unaudited balance sheet of Prometheus as of September 30, 1997 (the "Current Balance Sheet") and the related statements of cash flow, income and changes in shareholders' equity of Prometheus for the nine-month period then ended (collectively, the "Current Financial Statements"). The Audited Financial Statements and the Current Financial Statements (collectively, the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied consistently with past practices and, in the case of the Audited Financial Statements, have been certified without qualification by Deloitte & Touche, LLP, Prometheus' independent public accountants, and, in the case of the Current Financial Statements, have been certified by Prometheus' chief financial officer. The Financial Statements fairly present, as of their respective dates, the financial condition, retained earnings, assets and liabilities of Prometheus and the results of operations of Prometheus' business for the periods indicated.

(j) As of the Closing Date, neither Prometheus nor any of its subsidiaries have liabilities or obligations of any nature whether accrued, absolute, contingent, unasserted or otherwise, and whether due or to become due, other than those listed on Schedule 4(j) of the Sellers' Letter.


(k) Sellers have in place the insurance program described on Schedule 4(k) of the Sellers' Letter and such program names or will name Buyer as an additional insured thereon. Sellers will not cancel such program during the currently scheduled term thereof, unless such program is being replaced with a program which contains similar coverage.

(l) Prometheus has in place the insurance program described in Schedule 4(l) of the Sellers' Letter.

         5. Indemnification; Expenses.

(a) Sellers, jointly and severally, hereby agree to indemnify, defend and hold Buyer and its officers, partners, directors, employees, agents, representatives, and affiliates, other than Prometheus and its subsidiaries, (each a "Buyer Indemnitee") harmless from and against any and all claims, demands, actions, controversies, suits, liabilities, losses, damages, set-offs, judgments, awards, fines, penalties, costs and expenses (including all reasonable attorneys' fees and disbursements) (collectively, "Losses") as incurred by Buyer Indemnitees arising by reason of or resulting from (i) the settlement of the Union Indemnity litigation with the New York Insurance Department in excess of the scheduled payments as listed on Schedule 5(a) of the Sellers' Letter; (ii) payments in excess of an aggregate of $9,037,837 (net of any insurance or reinsurance recoveries) that relate to improper sales practices or errors or omissions by Prometheus or its subsidiaries or their predecessors (such $9,037,837 includes payments of fees under the Management Agreement referred to in Schedule 4(f) of the Sellers' Letter); provided, however, in the case of payments by Prometheus for the Pension Opt Out matter referred to in
         Schedule 4(b) of the Sellers' Letter, payments aggregating in excess of $4,000,000, provided further that no indemnification shall be made with respect to Losses arising out of liabilities assumed by Prometheus pursuant to the proviso to Section 1.2 of such Management Agreement or arising after the termination of such Management Agreement, if such Management Agreement is terminated by Buyer or Prometheus (other than RIC acting on behalf of Prometheus) without RIC's consent prior to December 31, 2012; (iii) claims asserted by any and all creditors, claimants or policyholders of Union Indemnity with respect to any Losses suffered in connection with the management, operations or insolvency of Union Indemnity; (iv) liabilities relating to Frank B. Hall employee post-retirement medical, long-term disability and life insurance claims; (v) liabilities relating to items 2, 3, 4, 6 (to the extent it relates to any liabilities of Prometheus to any person other than RIC) and 8 on Schedule 4(f) of the Sellers' Letter; and (vi) any breach of Sellers' representations, warranties, covenants, agreements or covenants contained herein to the extent such breach involves matters other than those covered by clauses (i), (ii), (iii), (iv) and
         (v) above. In the event that any Buyer Indemnitee has a judgment rendered against it (whether or not final) with respect to liabilities of Prometheus and its subsidiaries, Sellers will promptly, but no later than three days thereafter, post a bond against such judgment or discharge such judgment. Sellers agree that they will not assert any claims, counterclaims, defenses or setoffs with regard to its obligation to such Buyer Indemnitees to post such bond or discharge such judgment.

(b) Notwithstanding anything in this Agreement to the contrary, in the event that Sellers (i) make payment to Buyer or any other person or entity pursuant to the preceding paragraph, and (ii) hold rights, claims or causes of action (collectively, the "Sellers Reimbursement Rights") against any person or entity by reason thereof, (x) the Sellers Reimbursement Rights shall, as between Sellers and Buyer, be Sellers' alone, and (y) Buyer shall have no interest in the Sellers Reimbursement Rights.

(c) Buyer hereby agrees to indemnify, defend and hold Sellers and their respective officers, directors, employees, agents, representatives, and controlling persons or entities (each a "Seller Indemnitee") harmless from and against any and all claims, demands, actions, controversies, suits, liabilities, losses, damages, set-offs, judgments, awards, fines, penalties, costs and expenses (including all reasonable attorneys' fees and disbursements) as incurred arising by reason of or resulting from any breach of Buyer's representations, warranties, agreements or covenants contained herein.

(d) Notwithstanding anything in this Agreement to the contrary, in the event that Buyer (i) makes payment to Sellers or any other person or entity pursuant to the preceding paragraph, and (ii) holds rights, claims or causes of action (collectively, "Buyer Reimbursement Rights") against Prometheus or any other person or entity by reason thereof, (x) the Buyer Reimbursement Rights shall, as between Sellers and Buyer, be Buyer's alone, and (y) Sellers shall have no interest in the Buyer Reimbursement Rights.

(e) If a third party commences any action against either of Sellers or against Buyer for which such party (the "Indemnified Party") is entitled to indemnification under this Agreement, such Indemnified Party will promptly notify the other party (the "Indemnifying Party") in writing of such commencement. The Indemnifying Party may, at its election and at its own expense and without limiting its obligation to indemnify the Indemnified Party, assume control of the defense of such action. Each Indemnified Party shall cooperate in the defense or prosecution of such action. In any event, the party that has assumed defense of such action shall provide the other party with copies of all notices, pleadings, and other papers filed or received in connection with such action, and in no event shall the Indemnified Party consent or agree to a settlement of any such action without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

(f) Except as otherwise expressly provided for herein, each party to this Agreement shall bear its own costs and expenses (including but not limited to attorneys' fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(g) If any Indemnifying Party shall fail to pay its obligation to any Indemnified Party within three days after its obligation to make such payment arises, such Indemnifying Party shall pay such Indemnified Party, in addition to such payment obligation, interest on such payment obligation at the "prime rate" (as set forth in the Eastern Edition of the Wall Street Journal) from the date such obligation was due until the date of payment.

         6. Acknowledgements by Buyer. Buyer acknowledges that (a) the Common Stock has not been registered under the Securities Act of 1933, as amended, and may only be sold pursuant to an effective registration statement under such Act, or pursuant to an exemption from such Act; (b) Sellers are shareholders of Prometheus, and prior to November 2, 1992, were not involved in the day-to-day operations of Prometheus and its subsidiaries and predecessors, all of which operations were sold on such date, and (c) while Sellers have endeavored to determine the status of all matters covered by the representations, warranties and covenants contained in Section 4 hereof, none of Sellers, their affiliates or any of their respective officers, directors, employees or agents has knowledge sufficient to assess the accuracy of such representations, warranties and covenants, and, accordingly, such representations, warranties and covenants are made solely to allocate risk of loss as between Buyer on one hand and Sellers on the other hand. This acknowledgement in no way limits the rights of Buyer Indemnitees under Section 5 hereof.

         7. Retiree Benefits. RIC has assumed all of the liabilities of Prometheus and its subsidiaries under the (a) Frank B. Hall retiree medical program for retired and disabled participants, (b) Frank B. Hall long term disability program and (b) Frank B. Hall retiree life insurance program. To the extent reasonably practicable, Buyer agrees that it will cause Prometheus and its subsidiaries to execute and deliver to RIC, at RIC's expense, such other documents or instruments as may be necessary or desirable, in the opinion of RIC, to reflect RIC's retention of such programs and the absence of any rights or liabilities of Prometheus and its subsidiaries with respect thereto, including, but not limited to, any right of Prometheus or its subsidiaries to receive premiums from participants in such programs.

         8. Notices.

(a) Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given hereunder shall be in writing addressed to the parties at their addresses set forth below and shall be deemed to have been properly given only if telecopied, delivered, sent by an overnight mail, or messenger service, or sent by first-class mail, postage prepaid, addressed to the party to be notified at the address for such party set forth below, and shall be deemed to have been given on the day it is received (if telecopied or hand-delivered), on the first business day after it is sent (if sent by an overnight mail or messenger service), or the third business day after it is sent (if sent by first-class mail); by giving notice as provided above, any party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it:

           Notices to Buyer:

           Bear Stearns Acquisition Corp. XVI
           245 Park Avenue
           New York, New York 10017
           Telephone: (212) 272-8744
           Telecopy:  (212) 272-1750
           Attention: Mr. Lawrence E. Rogers

           with a copy to:

           Weil Gotshal & Manges LLP
           767 Fifth Avenue
           New York, New York 10153-0190
           Telephone: (212) 310-8187
           Telecopy:  (212) 310-8774
           Attention: Dennis J. Block, Esq.

           Notices to Sellers:

           Reliance Insurance Company
           Park Avenue Plaza
           New York, New York 10055
           Telephone: (212) 909-1160
           Telecopy:  (212) 909-1241
           Attention: Lowell C. Freiberg

           and

           Reliance National (U.K.) Ltd.
           c/o Reliance Group Holdings, Inc.
           Park Avenue Plaza
           New York, New York 10055
           Telephone: (212) 909-1177
           Telecopy:  (212) 909-1864
           Attention: Howard E. Steinberg, Esq.

(b) Each party hereby irrevocably consents to the service by certified or registered mail, return receipt requested, to be sent to its address stated above or to such other address as it may designate from time to time by notice given in the manner provided above, of any process in any action to enforce, interpret or construe any provision of this Agreement.

         9. Survival of Representations and Warranties. The representations, warranties, covenants and indemnities of the parties contained herein shall survive the execution, delivery and performance of this Agreement.

         10. Confidentiality. The terms of this Agreement shall remain confidential and shall not be disclosed by either party hereto without the prior written consent of the other, except that (i) either party to this Agreement may disclose such terms if and to the extent required by applicable laws, rules, or regulations, including, without limitation, the rules of any self regulatory organization, or ordered by a court of competent jurisdiction or a governmental agency, (ii) either party to this Agreement may disclose such terms to its representatives and advisors if they agree to keep all such information confidential, and (iii) either party to this Agreement may disclose such terms in connection with enforcement of its rights hereunder.

         11. Miscellaneous Provisions.

(a) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by all of the parties hereto. No failure on the part of any party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof by such party, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each party provided in this Agreement (i) are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, except to the extent that this Agreement expressly limits or otherwise expressly affects any party's rights or remedies, and (ii) are not conditional or contingent on any attempt by such party to exercise any of its rights under any other document against any other party or any other entity.

(b) This Agreement and, to the extent permitted by law, the transactions contemplated by this Agreement shall be governed by, and construed and, to the extent permitted by law, enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

(c) Any controversy or claim arising under or pursuant to this Agreement shall be referred to a panel of three arbitrators, each of whom shall be selected by the American Arbitration Association. The arbitration panel shall settle any controversy, dispute or claim between Sellers and Buyer. The prevailing party shall be entitled to be reimbursed for its reasonable attorneys' fees and expenses incurred in connection with such arbitration. Such arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by such arbitration panel shall be binding on the parties hereto and may be entered in any court having jurisdiction. The locale of the arbitration shall be New York, New York.

(d) This Agreement (including, without limitation, the representations, warranties, and covenants contained herein) shall be binding upon and inure to the benefit of Sellers and Buyer and their respective successors and assigns.

(e) Each party to this Agreement hereby agrees to take such additional actions and to execute and deliver such additional documents and instruments as may be necessary to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

(f) Title and headings of sections in this Agreement are for convenience of reference only and shall not be used to define or limit or otherwise affect the provisions hereof.

(g) This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be an original, but all of which together shall constitute but one agreement binding on all of the parties hereto. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, provided that any party that delivers a counterpart by telecopier shall, promptly after such delivery, deliver the original of such counterpart of this Agreement to the other party hereto.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            BUYER:

                                            BEAR STEARNS ACQUISITION CORP. XVI


                                            By: /s/ Nicos Koulis
                                               -------------------------------
                                            Name:  Nicos Koulis
                                            Title: Secretary

                                    SELLERS:

RELIANCE NATIONAL (U.K.) LTD.                     RELIANCE INSURANCE COMPANY



By:    /s/ Albert A. Benchimol                   By:    /s/ Lowell C. Freiberg
       -----------------------                          ----------------------
Name:  Albert A. Benchimol                        Name:  Lowell C. Freiberg
Title: Attorney-in-fact                           Title: Senior Vice President